Exhibit 99.4

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Amplify Energy Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amplify Energy Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the special meeting and vote in person, you may contact Amplify Energy Corp. at (713) 588-8369 (attn.: Corporate Secretary) for directions to the special meeting. Please see the proxy statement for special meeting attendance requirements. AMPLIFY ENERGY CORP. 500 DALLAS STREET, SUITE 1700 HOUSTON, TEXAS 77002 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E81196-S88430 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMPLIFY ENERGY CORP. The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of May 5, 2019, by and among Midstates Petroleum Company, Inc. ("Midstates"), Midstates Holdings, Inc., a direct wholly owned subsidiary of Midstates ("Merger Sub") and Amplify Energy Corp. ("Amplify") (the "merger agreement"), a copy of which is attached as Annex A to the joint proxy statement/prospectus of which this proxy card is a part, pursuant to which Amplify will merge with and into Merger Sub, with Amplify surviving the merger as a wholly owned subsidiary of Midstates (the "merger"), and each outstanding share of Amplify common stock (with certain exceptions described in the accompanying joint proxy statement/prospectus) will be cancelled and converted into the right to receive 0.933 shares of Midstates common stock pursuant to the merger agreement; 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Amplify's named executive officers in connection with the merger; and ! ! ! ! ! ! 3. To approve the adjournment of the Amplify special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes cast at the Amplify special meeting to adopt the merger agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. E81197-S88430 AMPLIFY ENERGY CORP. Special Meeting of Stockholders August 2, 2019 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Kenneth Mariani, Martyn Willsher and Eric M. Willis, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Amplify Energy Corp. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Houston time, on August 2, 2019, at the Hyatt Regency Houston, 1200 Louisiana Street, 3rd Floor - Dogwood Conference Room, Houston, Texas 77002, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: